BDSA Addendum Contingent Deferred Annuities 10 2025 (CDA) 1 of 2 Addendum to Broker-Dealer Selling Agreement for Contingent Deferred Annuities This Addendum is made by and among Pruco Life Insurance Company (“Company”), Prudential Annuities Distributors, Inc. (“Distributor”), and LPL Enterprise, LLC ("Broker-Dealer") and hereby supplements that certain Broker-Dealer Selling Agreement to which Broker-Dealer, Company and Distributor are parties dated November 15, 2024 (“Agreement”). Capitalized terms used herein, but not defined herein, are used with the meanings given to them in the Agreement. This Addendum shall be effective as of May 30, 2026. WHEREAS, Broker-Dealer entered into the Agreement to solicit sales of annuities through its Registered Representatives who are appointed with Company; WHEREAS, Company has developed a fee-based (i.e., non-commissionable) Registered Contract that is designed to provide a level of longevity protection (each, a “CDA” and collectively, “CDAs”) to owners. CDAs are not supported by Accounts. Instead, CDAs are associated with assets held in accounts by qualified custodians that are professionally managed (“Managed Accounts”) by registered investment advisers (“RIAs”) that have an agreement with Company; WHEREAS, the parties wish to make CDAs available to Broker-Dealer’s customers who own Managed Accounts and have or will have investment advisory contractual relationships with RIAs (“IA Customers”); and WHEREAS, the parties now desire to supplement the Agreement to authorize Broker-Dealer to solicit sales of CDAs, through Registered Representatives, to IA Customers. NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows: 1. Broker-Dealer acknowledges that: a. CDAs are designed for IA Customers and can only be recommended and sold by Registered Representatives to IA Customers; b. RIAs providing investment advisory services to IA Customers must have an agreement with Company to provide instructions related to CDAs. Such RIAs may be affiliated or unaffiliated with Broker-Dealer or, may also be Broker-Dealer itself provided that it is dually registered as an RIA; c. CDAs are Registered Contracts that are not supported by Accounts of Company; d. CDAs are fee-based Registered Contracts that do not generate commissions; and e. Company shall consider all withdrawals from Managed Accounts covered by CDAs that are initiated by Registered Representatives or CDA owners as “non-income” withdrawals unless Broker-Dealer otherwise notifies Company pursuant to Section 2.e. below. 2. With respect to CDAs, Broker-Dealer represents and warrants that: a. It will only allow Registered Representatives to recommend and sell CDAs to IA Customers. b. It shall apply its FINRA supervision system, including FINRA Rule 2330, to all recommendations and sales of CDA by Registered Representatives in the same manner it does for Registered Contracts, and will perform all of its obligations under the Agreement with respect to Registered Contracts to CDAs. c. Registered Representatives will complete training for CDA prior to recommending or selling CDAs to IA Customers. d. It will ensure Registered Representatives understand that any recommendations they make to IA Customers, including but not limited to withdrawing funds from their Managed

BDSA Addendum Contingent Deferred Annuities 10 2025 (CDA) 2 of 2 Accounts, can impact the benefits that IA Customers could receive under CDAs, and therefore Registered Representatives will make recommendations accordingly. e. Broker-Dealer will provide advance or concurrent notice, which may be written, electronic or digital, to Company for any withdrawals from Managed Accounts covered by CDAs that are initiated by Registered Representatives or CDA owners that Company should consider as “income” withdrawals. Company will treat any withdrawal for which it does not receive notice, as required by this section, as a “non-income” withdrawal. 3. “Prudential ActiveIncome (Non-Commissionable)” is hereby added to Section II. of Schedule B to the Agreement as a “Contract Available For Sale” issued by Pruco Life Insurance Company. 4. Broker-Dealer agrees that Prudential ActiveIncome shall be the sole contingent deferred annuity that it shall permit its Registered Representatives to sell for a period of 18 months starting on the effective date of this Addendum (i.e., Broker-Dealer will not permit Registered Representatives to sell any contingent deferred annuity contracts issued by any competitor of Company). Except as expressly provided herein, the Agreement shall continue in full force and effect in accordance with its terms. In the event of any conflicting terms between this Addendum and the Agreement, the terms of this Addendum shall control with respect to CDAs. IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed by an authorized officer or representative as of the day and year first above written. PRUCO LIFE INSURANCE COMPANY PRUDENTIAL ANNUITIES DISTRIBUTORS, INC. For the above-referenced entities By: /s/Tracey Carroll Name: Tracey Carroll Title: Vice President LPL Enterprise, LLC By: /s/Robert S. Hatfield III Printed Name: Robert S. Hatfield III Title: Secretary Date: 05/05/2026